UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                FORM 8-K/A-1

                               CURRENT REPORT







PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    March 1, 1999




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of businesses acquired.

(1) Audited financial statements as of December 27, 1998 and for the year ended December 27, 1998.



                                     WGNX-TV
                          (A Division of Tribune Company)

                                 Balance Sheet
                               December 27, 1998

                                     Assets


(in thousands)

Current assets:
  Cash                                                            $   281
  Trade accounts receivable, net of allowance for
    doubtful accounts of $455                                       7,171
  Accounts receivable - other                                         488
  Income taxes receivable                                             223
  Current portion of deferred film rental costs                     2,061
  Prepaid expenses and other current assets                           149
                                                                  -------
    Total current assets                                           10,373
                                                                  -------

Property, plant and equipment:
  Buildings and leasehold improvements                                823
  Machinery, equipment and furnishings                             12,350
  Construction in progress                                            766
                                                                  -------
                                                                   13,939

  Less accumulated depreciation and amortization                    9,600
                                                                  -------
    Net property, plant and equipment                               4,339
                                                                  -------
Goodwill and other intangibles at cost less accumulated
  amortization of $5,292                                            8,862
Deferred film rental costs, excluding current portion                 131
Other long-term assets                                                 55
                                                                  -------

                                                                  $23,760
                                                                  =======


See accompanying notes to financial statements.

                              December 27, 1998


                      Liabilities and Divisional Deficit






(in thousands)


Current liabilities:
  Accounts payable                                                $ 1,284
  Accrued compensation                                                424
  Accrued pension liability (note 5)                                  446
  Accrued expenses                                                    450
  Film contracts payable (note 2)                                   2,934
  Deferred revenue                                                    674
  Due to related parties, net (note 3)                             84,165
  Other current liabilities                                            63
                                                                  -------

    Total current liabilities                                      90,440

Film contracts payable, excluding current portion (note 2)            257

Deferred income tax liabilities                                       840
Other liabilities                                                       9
                                                                  -------

    Total liabilities                                              91,546

Divisional deficit                                                (67,786)


Commitments and contingencies (note 6)
                                                                  -------


                                                                  $23,760
                                                                  =======





See accompanying notes to financial statements.

                                    WGNX-TV
                         (A Division of Tribune Company

                 Statement of Operations and Divisional Deficit
                          Year ended December 27, 1998


(in thousands)                                                     1998
                                                                 --------

Sale of time and related broadcast services less
 agency commissions of $5,734                                    $ 34,675

Expenses(note 3):
 Broadcast                                                          3,750
 Production and Programming                                         1,080
 News                                                               4,604
 Engineering                                                        1,107
 Sales                                                              3,174
 Promotions                                                         1,886
 General and administrative                                         2,510
 Management fees (note 3)                                           1,020
                                                                 --------

   Total expenses                                                  19,131

   Operating profit before depreciation and
     amortization and write-down of deferred
     film rental costs                                             15,544

Write-down of deferred film rental costs (note 4)                   2,044
Depreciation and amortization                                       1,479
                                                                 --------

   Operating profit                                                12,021

Other expense:
  Intercompany interest expense, net (note 3)                       8,901
                                                                 --------

   Income before income taxes                                       3,120

Income taxes (note 3)                                                 825
                                                                 --------

   Net income                                                       2,295

Divisional deficit at beginning of year                           (70,081)
                                                                 --------

Divisional deficit at end of year                                $(67,786)
                                                                 ========


 See accompanying notes to financial statements.

                                  WGNX-TV
                       (A Division of Tribune Company)

                            Statement of Cash Flows
                         Year ended December 27, 1998


(in thousands)                                                     1998
                                                                 --------

Cash flows from operating activities:
  Net income                                                     $ 2,295

  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                1,479
      Amortization of film costs                                   3,208
      Write-down of deferred film rental costs                     2,044
      Gain on sale of fixed assets                                    (1)
      Increase in trade and other accounts receivable              1,261
      Decrease in prepaid expenses and other assets                  100
      Increase in accounts payable and accrued expenses              (89)
                                                                 -------
        Total adjustments                                          8,002
                                                                 -------
        Net cash provided by operating activities                 10,297
                                                                 -------

Cash flows from investing activities:
  Capital expenditures                                            (2,051)
  Proceeds from sale of property, plant and equipment                  2
                                                                 -------
    Net cash used in investing activities                         (2,049)

Cash flows from financing activities:
  Payments for film contracts payable                             (3,628)
  Decrease due to related parties, net                            (4,685)
                                                                 -------
    Net cash used by financing activities                         (8,313)
                                                                 -------
    Net decrease in cash                                             (65)

Cash at beginning of year                                            345
                                                                 -------

Cash at end of year                                              $   280
                                                                 =======



See accompanying notes to financial statements.

                                   WGNX-TV
                        (A Division of Tribune Company)

                         Notes to Financial Statements
                               December 27, 1998




Note 1.  Summary of Significant Accounting Policies and Related Matters


Basis of Presentation and Operations
------------------------------------

WGNX-TV (the Station) is a division of Tribune Company (the Parent). The Station is engaged in the broadcasting industry through the operation of its Central Broadcasting Station (CBS) affiliated television station in Atlanta, Georgia. The Station's primary source of revenue is from the sale of advertising time.

The Parent's and the Station's year end is the last Sunday of the calendar year. For 1998, the last Sunday of the calendar year was December 27.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Station to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


Property, Plant, and Equipment
------------------------------

Property, plant, and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the respective assets, which range from 1 to 20 years.


Deferred Film Rental Costs
--------------------------

Deferred film rental costs reflect the value of all programs available for showing and are stated at the lower of amortized cost or estimated net realizable value. These costs are charged to operations primarily on the straight-line method over the lives of the contracts, or on an expense as broadcast method. The costs of film rental contracts which will be amortized to operations during the next fiscal year have been classified as current assets.

Goodwill
--------

The excess of total consideration over the amounts assigned to identifiable tangible and intangible assets in conjunction with the acquisition of the Station by the Parent, which has been accounted for by the purchase method, is recorded as goodwill and is being amortized on a straight-line basis over a 40-year period.


Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported on the balance sheet for all financial instruments approximate their respective fair values.


Income Taxes
------------

The station is included in the tax return of the Parent. Income taxes are allocated to the Station on a separate return basis, and are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.


Divisional Deficit
------------------

Divisional deficit is composed of accumulated results of operations of the Station and contributions from and distributions to the Parent. There is no interest charged or credited between the Station and the Parent on the divisional deficit balances.


Note 2.  Film Contracts Payable

Film contracts payable consists of payment obligations related to deferred film rental costs. Included in film contracts payable is $553,378 as of December 27, 1998, related to barter arrangements on film contracts. A corresponding amount is included in deferred film rental costs. No cash payments are required for these items as they are amortized uniformly over the contract period. The aggregate maturities of film contracts payable are as follows:

                         (in thousands)
                         1999              $2,487
                         2000                 151
                                           ------
                                           $2,638
                                           ======

Note 3.  Related Party Transactions

At December 27, 1998 the Station had a net payable position to the Parent. The payable position consists of amounts due for normal station operating items such as salaries and benefits, and the purchase of film contracts, and capital equipment. Also included in the net payable position is an intercompany loan of approximately $27,000,000 recorded by the Parent upon acquisition of the Station. Amounts due under the payable to the Parent and the intercompany loan accrue interest at 8 percent, and have no specific repayment terms. For the year ended December 27, 1998, the station incurred interest expense of $8,900,962 on these related party payables.

For the year ended December 27, 1998, the Station was charged a management fee of $1,020,000 by the Parent for various administrative services performed by the Parent.

Income taxes allocated to the Station by the Parent included current and deferred tax expense (benefit) of $1,455,937 and $(630,697), respectively, for 1998. At December 27, 1998, current income taxes receivable of $223,063 and deferred income tax liabilities of $840,090 had been allocated by the Parent to the Station.

Note 4.  Write-down of Film Rental Costs

In accordance with the provisions of Financial Accounting Standards Board
(FASB) No. 63, "Financial Reporting by Broadcasters" the Station recorded a $2,043,758 write-down of deferred film rental costs which was in addition to the annual amortization of deferred film rental costs. The write-down was established under the provision of FASB No. 63 that deferred film rental costs be carried at the lower of unamortized cost or estimated net realizable value.

Note 5.  Employee Benefit Plans

Pension Plan
------------

The Station's employees are covered under a pension plan (the Plan) established by The Parent. The Station was allocated a portion of the Plan's cost based upon the Station's employees covered under the Plan, which amounted to $94,000 for the year ended December 27, 1998. The Station has a liability of $446,056 recorded at December 27, 1998 for cumulative costs incurred.

The following table sets forth the Plan's funded status as of December 27, 1998 (separate information related to the Station's employees is not available):

                   (in thousands)
                   Plan assets at fair value      $471,078
                                                  ========
                   Benefit obligation             $383,931
                                                  ========
                   Prepaid benefit cost           $ 35,843
                                                  ========
Employee Stock Ownership Plan (ESOP)
------------------------------------

The Parent established an ESOP as a long-term employee benefit plan. The ESOP provides for the awarding of shares of the Parent's preferred and common stock on a noncontributory basis to eligible employees not covered by a collective bargaining agreement. Based on the eligible employees of the Station, the Station is allocated their portion of ESOP expense from the Parent which amounted to $344,000 for the year ended December 27, 1998.

Savings Incentive Plan
----------------------

The Parent maintains a qualified 401(k) savings plan, which permit eligible employees to make voluntary contributions on a pre-tax basis. The Savings Incentive Plan provides for uniform employer contributions to eligible employees of 25% of the first 4% contributed by eligible employees. The Station's expense allocation for matching contributions under this plan for the year ended December 27, 1998 was $36,369.

Note 6.  Commitments and Contingencies

Leases
------

The Station leases their building, storage space, and certain equipment under noncancelable operating leases, which expire through 2009.

Future minimum lease payments under noncancelable operating leases as of December 27, 1998 are as follows:

                  (in thousands)
                  1999                              $  264
                  2000                                 265
                  2001                                 270
                  2002                                 277
                  2003                                 282
                  Thereafter                           794
                                                    ------

                  Total minimum lease payments      $2,152
                                                    ======

Rental expense on cancelable and noncanceable operating leases for 1998 was $273,393.

Film Contracts
--------------

The Station has entered into film broadcast contract agreements for future years through 2001 totaling $2,773,000. Since these programs are not currently available for showing, they are not reflected as assets or liabilities in the accompanying balance sheet.

Contingencies
-------------

The Station is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial statements.

Note 7.  Subsequent Events

On March 1, 1999, the Parent sold the net assets of the Station to Meredith Corporation for approximately $370 million.






                          Independent Auditors' Report
                          ----------------------------





The Board of Directors
Meredith Corporation:


We have audited the accompanying balance sheet of WGNX-TV (A Division of Tribune Company) as of December 27, 1998, and the related statements of operations and divisional deficit and cash flows for the year then ended.
These financial statements are the responsibility of WGNX-TV's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WGNX-TV (A Division of Tribune Company) as of December 27, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                 /s/ KPMG Peat Marwick LLP


April 16, 1999

(b)  Pro forma financial information.


(1) Description of transaction, entities involved and periods for which the pro forma financial information is presented.


On March 1, 1999, Meredith Corporation (the company) acquired WGNX-TV, the CBS affiliate serving Atlanta. The acquisition involved the purchase of KCPQ-TV, a FOX affiliate in Seattle, from Kelly Television Co., and the subsequent trade of KCPQ-TV to Tribune Company for WGNX-TV. The net cost to the company of the acquisition of WGNX-TV was approximately $370 million, which the company believes approximated the fair value of the total assets acquired based on current market conditions. The acquisition was financed through a combination of private placement and bank debt.

The unaudited pro forma financial information is presented for the following periods:

   Combined Statements of Earnings:  for the year ended June 30, 1998 and for the six months ended December 31, 1998

   Combined Balance Sheet:           as of December 31, 1998


The unaudited pro forma Combined Statements of Earnings for both periods present the pro forma results of operations for the company and its subsidiaries as if the company purchased the assets of the station at the beginning of the respective period stated. (On July 1, 1997, for the year ended June 30, 1998, and on July 1, 1998, for the six months ended December 31, 1998.) The unaudited pro forma Combined Balance Sheet as of December 31, 1998, presents the pro forma financial position of the company and its subsidiaries assuming that the assets of the station were purchased on December 31, 1998.




Pro forma Combined Statement of Earnings (Unaudited)
Meredith Corporation and Subsidiaries and WGNX-TV
For the year ended June 30, 1998

The following pro forma condensed statement of earnings combines the audited consolidated statement of earnings of Meredith Corporation and subsidiaries for the year ended June 30, 1998, and the unaudited statement of earnings of WGNX-TV for the year ended June 30, 1998. The pro forma combination has been accounted for as a purchase. The statement of earnings should be read with the accompanying notes.

                             Meredith    (Unaudited)
                            Corporation    WGNX-TV
                               Year         Year
                               Ended        Ended     (Unaudited)  (Unaudited)
(in thousands,                June 30,     June 30,    Pro Forma    Pro Forma
  except per share)            1998         1998      Adjustments   Combined
                            -----------  ----------   -----------  ----------

Revenues                    $1,009,927     $34,300     $    --     $1,044,227
                            ----------     -------     -------     ----------
Production, distribution
 and editorial                 408,560       9,101          --        417,661
Selling, general and
  administrative               412,026       7,954          --        419,980
Depreciation and
  amortization                  36,840       1,413      (1,413)a       47,062
                                                        10,222 b
                            ----------     -------     -------     ----------
Total operating costs          857,426      18,468       8,809        884,703
                            ----------     -------     --------    ----------
Income from operations         152,501      15,832      (8,809)       159,524
Interest income                  1,278         259        (259)a        1,278
Interest expense               (14,665)     (9,707)      9,707 a      (38,659)
                                                       (23,994)c
                            ----------     -------    --------     ----------
Earnings before income taxes   139,114       6,384     (23,355)       122,143

Income taxes                   (59,256)     (2,366)      2,366 a      (52,468)
                                                         6,788 d
                            ----------     -------    --------     ----------
Net earnings                $   79,858     $ 4,018    $(14,201)    $   69,675
                            ==========     =======    ========     ==========

Basic earnings per share         $1.51                                  $1.32
                            ==========                             ==========
Basic average shares
  outstanding                   52,945                                 52,945
                            ==========                             ==========

Diluted earnings per share       $1.46                                  $1.28
                            ==========                             ==========
Diluted average shares
  outstanding                   54,603                                 54,603
                            ==========                             ==========

Notes to Pro Forma Combined Statement of Earnings for the year ended June 30, 1998(Unaudited)

a) to eliminate the depreciation of fixed assets, amortization of intangibles, interest income and expense and income taxes recorded by WGNX-TV under previous ownership.
b) to record depreciation of $1,160,000 and amortization of $9,062,000 based on fixed asset and intangible values determined by independent appraisals.
c) to record interest expense based on average outstanding borrowings of $370 million at an annual interest rate of 6.25 percent plus amortization of loan fees and other.
d) to record the tax effect of WGNX-TV earnings and pro forma adjustments at the statutory rate of 40%.
                                     - 12 -

Pro forma Combined Statement of Earnings (Unaudited)
Meredith Corporation and Subsidiaries and WGNX-TV
For the six months ended December 31, 1998

The following pro forma condensed statement of earnings combines the unaudited consolidated statement of earnings of Meredith Corporation and subsidiaries for the six months ended December 31, 1998, and the unaudited statement of earnings of WGNX-TV for the six months ended December 31, 1998. The pro forma combination has been accounted for as a purchase. The statement of earnings should be read with the accompanying notes.

                           (Unaudited)
                             Meredith   (Unaudited)
                            Corporation   WGNX-TV
                             6 Months    6 Months
                              Ended        Ended      (Unaudited)  (Unaudited)
(in thousands,              December 31, December 27,  Pro Forma    Pro Forma
  except per share)            1998        1998       Adjustments   Combined
                            -----------  ----------   -----------  ----------

Revenues                     $500,761     $16,302     $     --      $517,063
                             --------     -------     --------      --------
Production, distribution
 and editorial                209,170       5,391           --       214,561
Selling, general and
  administrative              189,823       4,434       (1,020)a     193,237
Depreciation and
  amortization                 20,060         725         (725)b      25,171
                                                         5,111 c
                             --------     -------     --------      --------
Total operating costs         419,053      10,550        3,366       432,969
                             --------     -------     --------      --------

Income from operations         81,708       5,752       (3,366)       84,094
Gain from disposition           2,375                                  2,375
Interest income                   170         144         (144)b         170
Interest expense               (7,686)     (4,550)       4,550 b     (19,431)
                                                       (11,745)d
                             --------     -------     --------      --------
Earnings before income taxes   76,567       1,346      (10,705)       67,208

Income taxes                  (32,333)       (259)         259 b     (28,589)
                                                         3,744 e
                             --------     -------     --------      --------
Net earnings                 $ 44,234       1,087     $ (6,702)     $ 38,619
                             ========     =======     ========      ========

Basic earnings per share        $0.84                                  $0.74
                             ========                               ========
Basic average shares
  outstanding                  52,411                                 52,411
                             ========                               ========

Diluted earnings per share      $0.82                                  $0.71
                             ========                               ========
Diluted average shares
  outstanding                  54,021                                 54,021
                             ========                               ========
                                        - 13 -

Notes to Pro Forma Combined Statement of Earnings for the six months ended December 31, 1998 (Unaudited)


a) to eliminate a management fee charged to WGNX-TV by previous ownership.
b) to eliminate the depreciation of fixed assets, amortization of intangibles, interest income and expense and income taxes recorded by WGNX-TV under previous ownership.
c) to record depreciation of $580,000 and amortization of $4,531,000 based on fixed asset and intangible values determined by independent appraisals.
d) to record interest expense based on average outstanding borrowings of $370 million at an annual interest rate of 6.2 percent plus amortization of loan fees and other.
f) to record the tax effect of WGNX-TV earnings and pro forma adjustments at the statutory rate of 40%.

Pro forma Combined Balance Sheet (Unaudited)
Meredith Corporation and Subsidiaries and WGNX-TV
December 31, 1998


The following pro forma condensed balance sheet combines the unaudited consolidated balance sheet of Meredith Corporation and subsidiaries as of December 31, 1998, and the audited balance sheet of WGNX-TV as of December 27, 1998. The pro forma combination has been accounted for as a purchase. The balance sheet should be read with the accompanying notes.



                            (Unaudited)
                             Meredith
(in thousands)              Corporation    WGNX-TV    (Unaudited)  (Unaudited)
                            December 31, December 27,  Pro Forma    Pro Forma
Assets                         1998         1998      Adjustments   Combined
------                      -----------  -----------  -----------   ----------

Cash and cash equivalents   $      694     $   280    $   (225)d    $      749
Receivables, net               133,414       7,883          --         141,297
Inventories                     45,097          --          --          45,097
Subscription acquisition costs  44,188          --          --          44,188
Program rights                  27,657       2,061      (2,061)a        29,452
                                                         1,795 b
Other current assets            11,954         149          --          12,103
                            ----------    --------    --------      ----------

Total current assets           263,004      10,373        (491)        272,886

Property, plant and equipment  273,388      13,939     (13,939)a       279,106
                                                         5,718 b
Less accumulated depreciation (124,956)     (9,600)      9,600 a      (124,956)
                            ----------    --------    --------      ----------
Net property, plant and
  equipment                    148,432       4,339       1,379         154,150
                            ----------    --------    --------      ----------
Subscription acquisition
  costs                         33,771          --          --          33,771
Other assets                    49,555         186        (131)a        49,907
                                                            72 b
                                                           225 d
Goodwill and other
  intangibles, net             587,507       8,862      (8,862)a       946,927
                                                       359,420 b
                            ----------    --------    --------      ----------

Total assets                $1,082,269    $ 23,760     351,612      $1,457,641
                            ==========    ========    ========      ==========

Liabilities and Stockholders' Equity
------------------------------------

Short-term bank debt       $    5,000    $     --            --    $    5,000
Current portion of
  long-term debt               40,000          --            --        40,000
Current portion of long-term
  program rights payable       30,575       2,934        (2,934)a      32,606
                                                          2,031 b
Accounts payable               33,554       1,284            --        34,838
Accrued taxes and expenses     83,834       2,057            --        85,891
Due to related parties             --      84,165       (84,165)a          --
Unearned subscription revenue 145,411          --            --       145,411
                           ----------    --------     ---------    ----------
Total current liabilities     338,374      90,440       (85,068)      343,746

Long-term debt                167,000          --       370,000 c     537,000
Unearned subscription
  revenues                     91,303          --            --        91,303
Deferred income taxes          26,370         840          (840)a      26,370
Other deferred items           71,941         266          (266)a      71,941
                           ----------    --------     ---------    ----------
Total liabilities             694,988      91,546       283,826     1,070,360
                           ----------    --------     ---------    ----------
Temporary equity:  Put
  option agreements            72,456          --            --        72,456
                           ----------    --------     ---------    ----------

Common stock                   39,065          --            --        39,065
Class B stock                  11,196          --            --        11,196
Retained earnings             267,484          --            --       267,484
Accumulated other
  comprehensive income           (878)         --            --          (878)
Unearned compensation          (2,042)         --            --        (2,042)
                           ----------    --------     ---------    ----------
Total stockholders' equity    314,825          --            --       314,825
                           ----------    --------     ---------    ----------
WGNX-TV equity:
  Divisional deficit               --     (67,786)       67,786 a          --
                           ----------    --------     ---------    ----------

Total liabilities and
  stockholders' equity     $1,082,269    $ 23,760       351,612    $1,457,641
                           ==========    ========     =========    ==========


Notes to Pro Forma Combined Balance Sheet as of December 31, 1998 (Unaudited)

a) to eliminate the historical cost basis of certain assets and liabilities of WGNX-TV as recorded by the previous owner.
b) to record the appraised value of certain net assets acquired by Meredith Corporation.
c) to record long-term debt incurred to finance the station purchase.
d) to record the deferred finance charge related to the debt incurred.

Item 7 (c) Exhibits


     (2.1) Kelly Television Co. Agreement and Plan of Merger among Kelly Television Co., J. S. Kelly L.L.C., G. G. Kelly L.L.C., Robert E. Kelly, Meredith Corporation and KCPQ Acquisition Corp. dated as of August 21, 1998. (Incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly report on Form 10-Q for the period ended September 30, 1998.)


     (2.2) Asset Exchange Agreement dated August 21, 1998 among Tribune Broadcasting Company, WGNX Inc., Meredith Corporation and KCPQ Acquisition Corp., with respect to KCPQ (TV), Seattle, Washington and WGNX (TV), Atlanta, Georgia. (Incorporated herein by reference to Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998.)


     (4.1)* $200 million Note Purchase Agreement dated as of March 1, 1999 among Meredith Corporation, as issuer and seller, and named purchasers.


     (4.2) $200 million Credit Agreement dated as of December 10, 1998, among Meredith Corporation, and certain banks specified therein, for whom Wachovia Bank, N.A., is acting as Agent. (Incorporated herein by reference to Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1998.)


    (23)    Consent of Independent Certified Public Accountants


    (99)*   Press release dated March 1, 1999 issued by Meredith Corporation.






     * Previously filed with Form 8-K dated March 1, 1999.

                               SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              MEREDITH CORPORATION
                              Registrant



                                 (Stephen M. Lacy)
                                  Stephen M. Lacy
                      Vice President - Chief Financial Officer
                              (Principal Financial and
                                 Accounting Officer)
















Date:  May 13, 1999

                                  Exhibit Index



            Exhibit #
            ---------

             (2.1) Kelly Television Co. Agreement and Plan of Merger among Kelly Television Co., J. S. Kelly L.L.C., G.
                           G. Kelly L.L.C., Robert E. Kelly, Meredith
                           Corporation and KCPQ Acquisition Corp. dated as of August 21, 1998. (Incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly report on Form 10-Q for the period ended September 30, 1998.)

             (2.2) Asset Exchange Agreement dated August 21, 1998 among Tribune Broadcasting Company, WGNX Inc., Meredith Corporation and KCPQ Acquisition Corp., with respect to KCPQ (TV), Seattle, Washington and WGNX (TV), Atlanta, Georgia. (Incorporated herein by reference to Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998.)

             (4.1)* $200 million Note Purchase Agreement dated as of March 1, 1999 among Meredith Corporation, as issuer and seller, and named purchasers.

             (4.2) $200 million Credit Agreement dated as of December 10, 1998, among Meredith Corporation, and certain banks specified therein, for whom Wachovia Bank, N.A., is acting as Agent. (Incorporated herein by reference to Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1998.)

            (23)           Consent of Independent Certified Public Accountants

            (99)* Press release dated March 1, 1999 issued by Meredith Corporation.






     * Previously filed with Form 8-K dated March 1, 1999.